EXHIBIT 99.1

Platform Specialty Products Corporation
Appoints Rakesh Sachdev as Chief Executive Officer

Brings nearly three decades of global leadership experience to the role

Mr. Sachdev to serve on Platform’s Board of Directors

WEST PALM BEACH, FL., Dec. 16, 2015 -- Platform Specialty Products Corporation (NYSE:PAH) ("Platform"), a global specialty chemicals company, announced today that its Board of Directors has appointed Rakesh Sachdev as its new Chief Executive Officer. Mr. Sachdev will join Platform effective January 5, 2016. The Board of Directors also appointed Mr. Sachdev to serve as a Director on the Platform’s Board, effective January 5, 2016. In connection with Mr. Sachdev’s appointment, Daniel H. Leever, as previously announced in October, has retired as both Chief Executive Officer and as a Director of the Board, effective immediately.
Mr. Sachdev joins Platform with more than 28 years of management experience at leading public companies having most recently served as President and Chief Executive Officer of Sigma-Aldrich since 2010 through its recent acquisition by Merck KGaA. His previous positions at Sigma Aldrich included Vice President and Chief Financial Officer as well as Chief Administrative Officer. Earlier in his career, Mr. Sachdev held numerous senior management positions at ArvinMeritor, Inc. and Cummins Inc. Mr. Sachdev is currently a director of Regal-Beloit Corporation, Edgewell Personal Care Company, and the Federal Reserve Bank of St. Louis. He also serves on the Board of Trustees of Washington University in St. Louis. Mr. Sachdev earned his M.B.A. from Indiana University, holds a Masters in Mechanical Engineering from the University of Illinois, and earned his Bachelor’s degree in Mechanical Engineering from the Indian Institute of Technology in New Delhi.
Platform’s Chairman, Martin E. Franklin, commented, "Rakesh’s deep leadership, strategy and execution experience are precisely the strengths Platform was looking for in its next chief executive. He is the right leader at this stage of Platform’s growth. We are highly confident in Rakesh’s ability to lead Platform as it continues towards its goal of becoming a best-in-class global, diversified specialty chemicals company. I look forward to working closely with Rakesh in the coming years.”
“I am honored to be joining Platform at such an exciting time,” added Mr. Sachdev. “There are immense opportunities ahead, both in the short term with the integrations of the recently completed acquisitions, and in the long term to build and broaden Platform’s businesses. We have some work in front of us to fully realize the value potential of the company, but I believe we are building the right team in place to succeed,” Mr. Sachdev continued.
About Platform
Platform is a global, diversified producer of high-technology specialty chemicals and a provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including agrochemical, animal health, electronics, graphic arts, plating, and offshore oil production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.

Forward-looking Statements
This press release contains forward-looking statements, including, but not limited to, the appointment of Platform’s new Chief Executive Officer and the retirement of Platform’s current Chief Executive Officer. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, market and other general economic conditions, Platform's perception of future availability of equity or debt financing needed to fund its growing business, Platform's ability to identify, hire and retain executives and other employees with sufficient expertise, Platform's assessment of its internal control over financial reporting, the impact of commodities and currencies and Platform's ability to manage its risk in these areas, future capital expenditures, indebtedness, leverage, dividend policy, and the risk factors set forth in the periodic reports and other documents filed by Platform with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2014 and quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2015 and September 30, 2015. These forward-looking statements are made as of the date of this press release and Platform assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ from those projected in such forward-looking statements.

CONTACT: Investor Relations Contact:

Carey Dorman
Director - Corporate Development
Platform Specialty Products Corporation
1-561-406-8465

Media Contacts:

Liz Cohen
Weber Shandwick
1-212-445-8044

Kelly Clausen
Weber Shandwick
1-212-445-8368